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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (date of earliest event reported): October 5, 1998

                         WESTINGHOUSE AIR BRAKE COMPANY
             (Exact name of registrant as specified in its charter)





         DELAWARE                    1-13782                     25-1615902
(State or other jurisdiction       (Commission                (IRS Employer
     of Incorporation              File Number)             Identification No.)



                              1001 Air Brake Avenue
                         Wilmerding, Pennsylvania 15148
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 825-1000

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 On October 5, 1998, Westinghouse Air Brake Company ("WABCO" or the "Company") acquired from Rockwell Collins, Inc. ("Rockwell") certain businesses and operations in the United States. The transaction involved a sale agreement, executed and delivered on August 7, 1998. In the agreement, WABCO purchased from Rockwell all of the issued and outstanding capital stock of Technical Service and Marketing, L.L.C., a Delaware limited liability company ("TSM"), and the assets of the Rockwell Railroad Electronics division ("RRE" and collectively with TSM, the "Business"), which consisted of Mobile Electronics, Data Communications, and Railcar Electronics.

                 The assets of the Business consist of leased real property located in Kansas City, Missouri (approximately 30,000 square feet) and Cedar Rapids, Iowa (approximately 1,000 square feet), as well as manufacturing and office equipment, inventory, supplies, accounts and notes receivable, advances and letters of credit, financial, accounting and operating records, commercial and technical information, contracts, agreements, sale and purchase orders, open bids, prepaid expenses, deposits and retentions, licenses, franchises, permits, authorizations and approvals, goodwill, causes of action and other rights of recovery, warranty claims against unaffiliated third parties and intellectual property. The Business had approximately 200 employees in October, 1998. Prior to WABCO's acquisition thereof, such assets had been used in the manufacture and sale of, among other things, display and positioning systems for use by railroad locomotive manufacturers, data products and monitoring products for use by railroads and locomotive manufacturers, and electronic air brake systems for use by railroads and railcar manufacturers. It is presently anticipated that the acquired assets will continue in those same uses.

                 The aggregate purchase price for the Business was cash in the amount of approximately $80 million. The purchase price was arrived at by negotiation among the parties. To obtain the necessary funds for the acquisition, on October 5, 1998 the Company entered into (a) an amendment and restatement of its secured credit agreement with The Chase Manhattan Bank, The Chase Manhattan Bank Delaware, The Bank of New York and the other financial institutions named therein which increased the amount available under its secured credit agreement to $350 million and (b) a $30 million unsecured credit agreement with the Chase Manhattan Bank, The Bank of New York and the other financial institutions named therein.




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                 Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     WESTINGHOUSE AIR BRAKE COMPANY

Dated:  October 20, 1998             By /s/ ROBERT J. BROOKS
                                     ---------------------------------
                                     Robert J. Brooks
                                     Vice President and
                                     Chief Financial Officer



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Item 7(c) Exhibits

                                INDEX TO EXHIBITS

2.1 Sale Agreement dated as of August 7, 1998, by and between Rockwell Collins, Inc. and Westinghouse Air Brake Company (excluding Exhibits and Schedules)

2.2 Amendment No. 1 to Sale Agreement dated as of October 5, 1998, by and between Rockwell Collins, Inc. and Westinghouse Air Brake Company